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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 24, 2010

YaSheng Group
(Exact name of registrant as specified in its charter)

California	000-31899	33-0788293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Veterans Blvd., Suite 228, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 363-8345

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03.              Amendments to Articles of Incorporation or Bylaws.

On September 24, 2010, the Board of Directors of YaSheng Group (the “Company”) adopted and approved, effective immediately, the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”).  The Amended and Restated Bylaws have been modified for corporate governance, and, among other changes, have modified the provisions relating to a quorum for a meeting of the shareholders, and the number of directors of the Company.  As a result of those modifications:

Old bylaw Article 7 provided:

QUORUM AND REQUIRED VOTE. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of shareholders leaves less than a quorum. If a quorum is present at a meeting, the affirmative vote of a majority of the shares represented and voting at a duly held meeting shall be the act of the shareholders unless the vote of a larger number of voting by classes is required by law or the Articles of Incorporation. If a quorum is present at the commencement of a meeting but the withdrawal of shareholders results in less than a quorum, the affirmative vote of at least a majority of the shares required to constitute a quorum shall be the act of the shareholders unless the vote of a larger number of voting by classes is required by law of the Articles of Incorporation. Any meeting of shareholders, whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at the meeting.

New bylaw Article 7 provides:

QUORUM.  At least one-third of the issued and outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at the meeting of shareholders.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum and by any greater number of shares otherwise required to take such action by applicable law or in the articles of incorporation. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no business may be transacted except as hereinabove provided.

Article 14 of the Amended and Restated Bylaws increases the number of directors of the Company to fifteen (15).  Previously, Article 14 of the bylaws provided for twelve (12) directors.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)           Exhibits

3.2 Amended and Restated Bylaws of YaSheng dated September 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YaSheng Group

Date: October 18, 2010	By:	/s/ Changsheng Zhou
Name: Changsheng Zhou
Title: Chief Executive Officer